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                                                                     EXHIBIT 8.2





                                January 9, 2001



Accord Networks Ltd.
9040 Roswell Road, Suite 450
Atlanta, Georgia 30350

Ladies and Gentlemen:

         We have acted as counsel to Accord Networks Ltd., an Israeli corporation ("Accord") in connection with the proposed merger (the "Merger") by and among Polycom, Inc., a Delaware corporation ("Polycom"), Merger Sub Ltd., an Israeli corporation and a wholly-owned transitory merger subsidiary of Polycom formed solely to effectuate the acquisition of all of the outstanding capital stock of Accord ("Merger Sub"), and Accord pursuant to an Agreement and Plan of Merger and Reorganization dated as of December 5, 2000, (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Polycom which includes the Proxy Statement/Prospectus of Accord (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Proxy Statement/Prospectus.

         For the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto): (i) the Merger Agreement; (ii) those certain tax representation letters dated January 9, 2001, delivered to us by Polycom, Merger Sub, and Accord containing certain representations of Polycom, Merger Sub, and Accord (the "Tax Representation Letters"); and (iii) such other instruments and documents related to the formation, organization and operation of Polycom, Merger Sub, and Accord and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that: (i) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (ii) all representations, warranties and statements made or agreed to by Polycom, Merger Sub, Accord, and their managements, employees, officers, directors and shareholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto)

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Accord Networks Ltd.
January 9, 2001
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and the Tax Representation Letters are true and accurate at all relevant times;
(iii) all covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any provision thereof; (iv) the Merger will be reported by Polycom on its U.S. federal income tax return in a manner consistent with the opinion set forth below; (v) any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; (vi) under the Israeli Companies Law, Merger Sub will merge with and into Accord, Accord will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Polycom, and Accord's corporate existence, with all of its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger; and (vii) at all relevant times, no outstanding indebtedness, option, warrant, right to acquire stock, or any other security, instrument or undertaking of Accord (other than the Accord ordinary shares) has represented or will represent equity for federal income tax purposes.

         Based on the foregoing and subject to the limitations, qualifications, assumptions, and caveats set forth herein, and the limitations, qualifications, assumptions, and caveats set forth in the portion of the Registration Statement captioned "The Merger - Certain Material United States Federal Income Tax Consequences of the Merger," we are of the view that the discussion in the four bullet points immediately following the phrase "[p]rovided that the merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code" under the above-referenced caption, insofar as such discussion represents statements of law or legal conclusions, is a fair and adequate summary thereof. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events.

         No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to any other transaction whatsoever, including the Merger, if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion may be adversely affected and should not be relied upon.

         This opinion only represents our best judgment as to certain of the United States federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. Our conclusions are based on the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         In rendering this opinion, we have assumed that Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, has delivered, and has not withdrawn, an opinion that is substantially

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Accord Networks Ltd.
January 9, 2001
Page 3


similar to this one. No opinion is expressed as to any United States federal income tax consequences of the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the matters specifically discussed herein.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of certain of the material United States federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             Very truly yours,

                                             /s/ Testa, Hurwitz & Thibeault, LLP

                                             TESTA, HURWITZ & THIBEAULT, LLP